 EXHIBIT 4.3

EXECUTION VERSION

FIFTEENTH SUPPLEMENTAL INDENTURE

8.25% SENIOR NOTES DUE 2023

Fifteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of February 2, 2021, among Uniti Group LP, a Delaware limited partnership (“Uniti”), Uniti Group Finance 2019 Inc. (f/k/a Uniti Group Finance Inc.), a Delaware corporation (“Uniti Finance”), and CSL Capital, LLC, a Delaware limited liability company (“CSL Capital” and, together with Uniti and Uniti Finance, the “Issuers”), the Guarantors (as defined in the Indenture referred to below), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors are parties to an indenture dated as of April 24, 2015, as amended and supplemented through the date hereof (the “Indenture”), among the Issuers, the Guarantors and the Trustee, providing for the issuance by the Issuers of 8.25% Senior Notes due 2023 (the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers and the Trustee may amend or supplement the Indenture with the consent of Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”) including consents obtained in connection with a purchase of, or tender offer for, the Notes;

WHEREAS, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 19, 2021 (as amended or supplemented from time to time, the “Statement”), the Issuers are offering to purchase for cash any and all of its $1,110,000,000 in aggregate principal amount of the Notes (the “Tender Offer”) and is soliciting consents from Holders of the Notes (the “Consent Solicitation”) to amend the Indenture to eliminate substantially all of the restrictive covenants, eliminate certain events of default and eliminate certain conditions to exercise the Indenture’s legal or covenant defeasance provisions (the “Proposed Amendments”);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding have duly and validly consented to the Proposed Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company, having received the Requisite Consents, desires to amend the Indenture and the Notes (the “Amendment”);

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officer’s Certificate and the Opinion of Counsel described in Sections 9.05, 12.03 and 12.04 of the Indenture with respect to the Supplemental Indenture;

WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Amendments to the Indenture.

(a)       Amendments to Article 4. The Indenture is hereby amended by deleting the title and text of the following Sections of Article 4 of the Indenture, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such section number: Section 4.03 (Reports and Other Information); Section 4.04 (Compliance Certificate); Section 4.05 (Taxes); Section 4.06 (Stay, Execution and Usury Laws); Section 4.07 (Limitation on Restricted Payments); Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries); Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock); Section 4.10 (Asset Sales); Section 4.11 (Transactions with Affiliates); Section 4.12 (Liens); Section 4.14 (Offer to Repurchase Upon Change of Control); Section 4.15 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries); Section 4.16 (Suspension of Certain Covenants); and Section 4.17 (Limitations on Business Activities).

(b)       Amendments to Section 5.01. The Indenture is hereby amended by deleting the title and text of Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets) in its entirety, and inserting in lieu thereof the word “[Reserved.]” after such section number.

(c)       Amendments to Section 6.01. Section 6.01(a) of the Indenture is hereby amended by deleting the text of the clauses (iii), (iv), (v), (vi), (vii) and (viii) therein, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such clause number.

(d)       Amendments to Section 8.04. Section 8.04 of the Indenture is hereby amended by deleting the text of clauses (b), (c), (d) and (e) therein, each in its entirety, and inserting in lieu thereof the word “[Reserved.]” after each such clause number.

Section 3. Conforming Changes; Deletions of Definitions.

(a)       Any and all references to the sections, subsections, clauses and paragraphs of the Indenture referred to in Sections 2(a), 2(b), 2(c) and 2(d) of this Supplemental Indenture, or the text thereof, and any and all obligations thereunder, are hereby deleted in their entirety (i) throughout the Indenture and the Notes, and the same shall be of no further force and effect, and (ii) in the Table of Contents to the Indenture and replaced with the word “[Reserved.].”

(b)       Section 1.01 (Definitions) of the Indenture is hereby amended by deleting from such Section those terms and their respective definitions and section references that, by virtue of the amendments set forth in Sections 2(a), 2(b), 2(c), 2(d) and 3(a) of this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby, and by deleting all references throughout the Indenture and the Notes to such defined terms and section references.

Section 4. Effect and Operation of this Supplemental Indenture. This Supplemental Indenture shall be effective upon its execution and delivery by the Issuers and the Trustee. Notwithstanding the foregoing sentence, this Supplemental Indenture shall become operative automatically in respect of all the Notes only upon, and simultaneously with, and shall have no force and effect until, (i) the Issuers pay on the earlier to occur of (x) the Early Settlement Date and (y) the Final Settlement Date (each as defined in the Statement) the aggregate consideration due and payable for all Notes purchased pursuant to the Tender Offer on such Early Settlement Date or Final Settlement Date, as the case may be, to the Holders of the Notes, in accordance with the terms and conditions set forth in the Statement.

Section 5. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 8. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Uniti Group LP By: Uniti Group Inc., as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Uniti Group Finance 2019 Inc.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL Capital, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifteenth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Kathryn Fischer
	Name:	Kathryn Fischer
	Title:	Vice President

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

[Signature Page to Fifteenth Supplemental Indenture – 8.25% Senior Notes due 2023]